EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-47812, 333-58802 and 333-68834) and Form S-8
(Nos. 333-84211, 333-63372 and 333-100314) of E-LOAN, Inc. of our report dated
April 1, 2002, relating to the financial statements, which appears in this Form 10-K/A.


San Francisco, California
November 20, 2002